NOTICE OF AWARD – CLIN 2: Partnering Opportunity for Clinical Trial Stage Projects
California Institute for Regenerative Medicine

Issue Date: August 25, 2017

Award Number:	CLIN2-09894	Project Period Start:	08/01/2017
Awardee Name:	BrainStorm Cell Therapeutics	Project Period End:	07/31/2019 (estimated)
Principal Investigator:	Ralph Kern	Total Award Amount:	$15,912,390
Project Title:	A Phase 3, Randomized, Placebo-controlled Multicenter Study to Evaluate Efficacy & Safety of Repeated Administrations of NurOwn® in Patients with ALS		

Authorized Organizational Official and Address:
Uri Yablonka, Executive VP
Bazel 12
Petach Tikva, Israel 4900101

Official and Address to Receive Payments:
Ms. Alla Patlis 9236384
Basel 12, ,
Petach Tikva, Select One 4900101

The California Institute for Regenerative Medicine (CIRM) hereby awards the amount of **$15,912,390** to **BrainStorm Cell Therapeutics** in support of the above referenced project. This award is made pursuant to the California Stem Cell Research and Cures Act (Health and Safety Code section 125290.10 *et. seq.*) and is subject to terms and conditions referenced below. (Capitalized terms are defined in the *CIRM Grants Administration Policy for Clincial Stage Projects* (GAP), a copy of which may be found on the CIRM website at: https://www.cirm.ca.gov/sites/default/files/files/funding_page/CIRM_Grants_Administration_Policy_for_Clinical_Stage_Projects.pdf.

In accepting this Award, the Awardee warrants to CIRM that any funds expended under the Award will be for the purposes set forth in the approved Application and agrees to comply with all applicable CIRM regulations and standards.

To accept this Award, the Principal Investigator and Authorized Organizational Official must sign and return this Notice of Award (NOA) to CIRM within 30 days of the issuance of the NOA. Initial payment on this award will be issued only after the fully signed NOA is received by CIRM. Award payments will be sent to the organization's address listed above under *Official and Address to Receive Payments* unless an updated address is provided to CIRM. If the Applicant cannot accept the award, including the legal obligation to perform in accordance with the provisions of this NOA, it should notify CIRM immediately.

If you have any questions about this award, please contact the CIRM staff referenced on page 3.

DocuSigned by:
F409287E84D74EF...

Maria Millan
Interim President and CEO
California Institute for Regenerative Medicine

AWARD ACCEPTANCE: The Principal Investigator and Authorized Organizational Official must sign below and return the entire NOA to CIRM to accept the Award.

	Principal Investigator	Authorized Organizational Official
Name	Ralph Kern	Uri Yablonka
Signature	DocuSigned by: Ralph Kern	DocuSigned by: Uri Yablonka
Date	8/26/2017	8/26/2017

TERMS AND CONDITIONS:

A. This award is based on the application submitted to CIRM, and as approved by the Application Review Subcommittee of the Independent Citizens' Oversight Committee (ICOC) on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

1. The *California Stem Cell Research and Cures Act* (Health and Safety Code Section 125290.10 *et. seq.*) and regulations adopted by the ICOC.
2. The *CIRM Grants Administration Policy for Clinical Stage Projects* (Title 17, California Code of Regulations, Section 100503), *CIRM Intellectual Property Policy and Revenue Sharing Requirements for Non-Profit and For-Profit Grantees (Title 17, California Code of Regulations. Sections 100600-100611)*, the *CIRM Medical and Ethical Standards Regulations* (Title 17, California Code of Regulations, Sections 100010-1000120), and any subsequently adopted or amended applicable regulations.
3. The terms and requirements detailed in CLIN 2: Partnering Opportunity for Clinical Trial Stage Projects (effective April 2017).
4. The Operational Milestones (OM) and Suspension Events set forth in Appendix A to this NOA.
5. The Communications Plan set forth in Appendix B to this NOA.
6. Budget and payment detail set out below in "Award Detail."

B. **Noncompliance:** If CIRM determines, in its sole discretion, that Awardee has not complied with the terms and conditions of this award, CIRM may suspend or permanently cease Disbursements, or pursue other remedies as allowed by law as indicated in section V.J, *Failure of Compliance and Award Termination*, of the GAP.

Please check the following website for updated policy documents: http://www.cirm.ca.gov/cirm-operations/Regulations

AWARD DETAIL (U.S. Dollars):

	Budget
Total CIRM-Funded Direct Project Costs	**$15,912,390**
Awardee Facilities Rates Category A	%0
Awardee Facilities Rates Category B	%0
CIRM Facilities Costs	$0
CIRM Indirect Cost Rate	%0
CIRM Indirect Costs	$0
TOTAL CIRM BUDGET	**$15,912,390**
TOTAL AWARDEE CO-FUNDING	**$15,912,390**

DISBURSEMENT SCHEDULE:

Payment #	Schedule Date	Disbursement Amount*	Co-Funding Amount
1	Upon fully executed agreement	$5,250,000	$5,250,000
2	Upon completion of OM #1	$1,800,000	$1,800,000
3	Upon completion of OM #2	$2,000,000	$2,000,000
4	Upon completion of OM #3	$3,500,000	$3,500,000
5	Upon completion of OM #4	$2,200,000	$2,200,000
6	Upon completion of OM #5	TBD	TBD
7	Upon completion of OM #6	$1,162,390	$1,162,390

*Any interest accrued by the Awardee from the Award payments must be used for the CLIN 2: Partnering Opportunity for Clinical Trial Stage Project.

PROGRESS & FINANCIAL REPORTS SCHEDULE:

Requirement Type	Due Date	Notes
Operational Milestone #1 Progress Report	Due when achieved (est 10/31/2017)	Operational Milestone #1
Operational Milestone #1 Financial Report	60 days after OM#1 achievement	
Progress Report	11/01/2017	Year 1 Q1
Financial Report	11/16/2017	Year 1 Q1
Progress Report	02/01/2018	Year 1 Q2
Financial Report	02/16/2018	Year 1 Q2
Operational Milestone #2 Progress Report	Due when achieved (est 02/28/18)	Operational Milestone #2
Operational Milestone #2 Financial Report	60 days after OM#2 achievement	
Progress Report	05/01/2018	Year 1 Q3
Financial Report	05/16/2018	Year 1 Q3
Full Progress Report	08/01/2018	Year 1
Financial Report	08/16/2018	Year 1 Q4
Operational Milestone #3 Progress Report	Due when achieved (est 09/30/2018)	Operational Milestone #3
Operational Milestone #3 Financial Report	60 days after OM#3 achievement	
Progress Report	11/01/2018	Year 2 Q1
Financial Report	11/16/2018	Year 2 Q1
Operational Milestone #4 Progress Report	Due when achieved (est 12/31/2018)	Operational Milestone #5
Operational Milestone #4 Financial Report	60 days after OM#4 achievement	
Operational Milestone #5 Progress Report	Due when achieved (est 01/31/2019)	Operational Milestone #4
Progress Report	02/01/2019	Year 2 Q2
Financial Report	02/16/2019	Year 2 Q2
Progress Report	05/01/2019	Year 2 Q3
Financial Report	05/16/2019	Year 2 Q3
Operational Milestone #6 Progress Report	Due when achieved (est 05/31/2019)	Operational Milestone #6
Operational Milestone #6 Financial Report	60 days after OM#6 achievement	
Final Operational Milestone #7 Progress Report	Due when achieved (est 07/31/2019)	Final Operational Milestone #7
Final Operational Milestone #7 Financial Report	60 days after OM#7 achievement	

For an explanation of reporting requirements, please refer to the Grants Administration Policy. Additional reporting requirements may include cases such as Suspension Events, substantial delays in Operational Milestones, Clinical Advisory Panel requests for information and any other events that threaten the ability to meet the terms of the award.

CIRM CONTACTS:

Gabriel Thompson, Director of Grants Management
Phone/Fax: 510-340-9166 Email: gthompson@cirm.ca.gov

Dr. Abla Creasey, Associate Director
Phone/Fax: 510-340-9185 Email: acreasey@cirm.ca.gov

The CIRM home page is at http://www.cirm.ca.gov

CIRM Mailing Address:
California Institute for Regenerative Medicine
Attn: Gabriel Thompson, Director of Grants Management
1999 Harrison Street, Suite 1650
Oakland, CA 94612

CIRM USE ONLY: 6445-601-6047001/H&S Code 125291.20 Statutes 2004

APPENDIX A CLIN2-09894

NOTICE OF AWARD – CLIN 2: Partnering Opportunity for Clinical Trial Stage Projects California Institute for Regenerative Medicine

Operational Milestone achievement is an important indicator of progress and will determine award disbursements. An initial disbursement will be made upon execution of this agreement to fund the work needed to get to the first Operational Milestone. Subsequent funds will not be disbursed until each Operational Milestone is achieved. Costs incurred above what is provided by the milestone disbursement prior to achievement of the Operational Milestone will be the sole responsibility of the recipient to be covered by non-CIRM contingency funds. Achievement of the final Operational Milestone determines the final award end date, which defines the period in which Awardee can conduct CIRM-funded activities and incur CIRM-funded expenditures. The Operational Milestones selected by CIRM are listed below. These Operational Milestones will be used as a basis for award disbursement unless further modified with Prior Approval from CIRM. Changes to Operational Milestones and/or Suspension Events shall be accomplished only by agreement of both parties via an amendment to this NOA .

Operational Milestones (OM):

Total Patients: Up to 200

OM	Milestone	Projected Date Achieved	Payment	Projected Payment Date	Required Co-Funding Cash
	Project start	August 2017	$5,250,000	September 2017	$5,250,000
1	Complete Tech Transfer	November 2017	$1,800,000	December 2018	$1,800,000
2	1st 4 California patients enrolled and treated in the trial	February 2018	$2,000,000	March 2018	$2,000,000
3	40 California patients enrolled and treated in the trial	September 2018	$3,500,000	October 2018	$3,500,000
4	Complete enrollment and treatment of 80 California patients*	January 2019	$2,200,000	February 2019	$2,200,000
5	Last patient enrolled and treated in the trial (up to 200 patients)^	January 2019	$TBD	February 2019	$TBD
6	Last follow up visit completed	May 2019	$1,162,390	June 2019	$1,162,390
7	Obtain topline data and File the Clinical Study Report with the FDA	July 2019	N/A	August 2019	N/A
	CIRM Funds disbursed		**$15,912,390**		

* If last patient enrolled in the trial occurs before 80 California patients have been enrolled, the CIRM award amount will be reduced to only cover Allowable Project Costs for Non-California Organizations and either future disbursements will be reduced accordingly or if the award reduction exceeds the remaining disbursements on the award, the Awardee will return the appropriate amount of CIRM funds.

^ If the Awardee has enrolled more than 80 California patients by the time the last patient is enrolled in the trial, CIRM will disburse $70,000 for every California patient over 80 California patients enrolled up to 16 California patients and such funding will be made available by reallocating the payments tied to Milestone #6.

Suspension Events:
Any event that halts or terminates the planned project including but not limited to:

- A clinical hold order issued by the FDA
- A failure to manufacture the product
- A No-Go Decision by the DSMB

The Awardee must immediately report the occurrence of a Suspension Event to CIRM and can use CIRM funds for allowable Project Costs up to 30 days following the occurrence of a Suspension Event after which the Awardee must use its own contingency funding for the project. The Awardee must report to CIRM a plan to resolve the issues associated with the Suspension Event within 30 days and then show evidence that the Suspension Event has been resolved in order to re-initiate use of CIRM funds.

APPENDIX B CLIN2-09894

NOTICE OF AWARD – CLIN 2: Partnering Opportunity for Clinical Trial Stage Projects California Institute for Regenerative Medicine

Communication Plan for CIRM-Funded Clinical Trial


I. SAEs
II. Other Study Related Press Releases and Trial hold "Crisis Reporting"
III. Routine Communications
FDA
(Sponsor Plan- FDA/RAC requirements)
DMC
(Sponsor Plan with relevant sections from the Charter)
CIRM
SAEs (concurrent with FDA notification)
FDA Clinical Hold within 24 hrs*
FDA Clinical Hold issues (concurrent with FDA response)
Audit within 7 business days
Other study related: earliest possible i.e. at least 5 business days advanced notice

**Upon notification of an FDA Clinical Hold, Sponsor must inform CIRM within 24 hrs. of receipt of the FDA notice. In cases where the FDA communicates issues or seeks information for a potential clinical hold, Sponsor will inform CIRM concurrent with (i.e. within 24 hrs. of) their response to the FDA*

I. SAE Reporting

Sponsor Reporting to CIRM

DSMB/DMC meetings will be conducted on a routine basis. During each meeting, critical issues, unexpected problems and trends will be identified and discussed. The Awardee will have responsibility for reporting any suspected adverse reaction to study treatment that is both serious and unexpected, and any event of impact to the clinical project to CIRM within 24 hours. In addition, Awardee will provide a summary of safety events, in coordination with the meetings of the DSMB/DMC.

Awardee Safety Reporting Contacts:

- **PRIMARY CONTACT**
  Dr. Ralph Kern
  Phone: 917-692-0091
  Email: rkern@brinstorm-cell.com
- **BACKUP CONTACT**
  Dr. Yael Gothelf
  Phone: +972-54-4237633
  Email: ygothelf@brainstorm-cell.com

CIRM Safety Reporting Contacts:

- Dr. Abla Creasey, Associate Director
  Phone/Fax: 510-340-9185; Email: acreasey@cirm.ca.gov
- Maria Millan, M.D., Vice President of Therapeutics
  Phone/Fax: (510) 340-9148; Email: mmillan@cirm.ca.gov

II. Other Study Related Press Releases and Trial Hold "Crisis Reporting"

The Awardee Clinical Trials Operation Manager will have primary responsibility of communication with CIRM overall project information, including study decisions and "crisis" issues or other occurrences that may impact the conduct of the trial and to do so within 24 hours of determination by the DSMB/DMC. Upon notification of an FDA Clinical Hold, Awardee will inform CIRM. CIRM will also be notified of an announced FDA audit within 7 business days, and other study related issues at least 5 business days advanced notice.

Any news releases and/or public statements related to this CIRM grant will be approved by both sides to ensure consistency of message.

Awardee and CIRM agree to provide reasonable advanced notice (at least 5 business days) of news releases and/or public statements related to this grant, to the other party, in order to give the other party an opportunity to review and suggest edits to the content. However, both Awardee and CIRM retain the ultimate right of authority regarding their external communications. Neither Awardee nor CIRM shall use the name of the other party in public-facing documents, statements or presentations without the prior consent of an authorized individual within the organization.

Management and Communications Contacts:

- **For Awardee**, the authorized individuals shall be Uri Yablonka (ygothelf@brainstorm-cell.com; +972-54-4237633)
- **For CIRM**, the authorized individuals shall be the Sr. Director of Public Communications, Kevin McCormack (kmccormack@cirm.ca.gov; (510) 340-9147), and Vice President of Therapeutics, Maria Millan, M.D. (mmillan@cirm.ca.gov; (510) 340-9132)

III. Routine Communications

Awardee and CIRM will have a mutual commitment towards maintaining communication between quarterly reports.